UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2013

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in Charter)

Delaware	1-43	45-6194071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr., Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware	19890-1615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6019

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously discussed in Note 2 (“Plan of Liquidation”) to the financial statements included in the Form 10-Q of Motors Liquidation Company GUC Trust (the “GUC Trust”) filed with the Securities and Exchange Commission on February 14, 2013, the agreement governing the GUC Trust (the “GUC Trust Agreement”) provides that the trust administrator and trustee of the GUC Trust (the “GUC Trust Administrator”) has the authority to file objections to unsecured claims asserted in the bankruptcy cases of Motors Liquidation Company and its affiliated debtors (such claims, “Disputed General Unsecured Claims”). The GUC Trust Agreement further provides a deadline by which the GUC Trust Administrator must file all objections to Disputed General Unsecured Claims (the “Claims Objection Deadline”), which deadline may be extended by order of the bankruptcy court for the Southern District of New York (the “Bankruptcy Court”).

On March 25, 2013, the Bankruptcy Court entered an order extending the Claims Objection Deadline to September 21, 2013. The Claims Objection Deadline may in the future be extended beyond September 21, 2013, by further order of the Bankruptcy Court.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2013

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

By:	/s/ David A. Vanaskey
Name:	David A. Vanaskey
Title:	Vice President of Wilmington Trust
Company

3